Exhibit 99.4

EMPLOYEE NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIAL INFORMATION AGREEMENT

The undersigned enter into this EMPLOYEE NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIAL INFORMATION AGREEMENT (the “Agreement”) between Katy Industries, Inc. including its parents, subsidiaries, affiliates, divisions, successors, and related entities (“Katy”) and Curt Kroll (“Employee”), effective the date signed below by Employee.

Employee acknowledges that Katy is engaged in the highly competitive business of manufacturing and distributing plastic products, including commercial waste receptacles, buckets, mop wringers, janitorial carts, home and tool storage products, industrial storage drums and pails, mops, shelving, restroom dispensers, laundry nets, hand cleaning tools, gun cases, floor sweeps, floor signs, and dust pans.

Employee acknowledges and agrees that Katy has developed and will continue to develop certain valuable Trade Secrets and Confidential Information that are peculiar to Katy’s business and the disclosure of which would cause Katy great and irreparable harm. Katy also has invested a great deal of time and money in developing relationships with its employees and customers.

Employee acknowledges and agrees that in rendering services to Katy, Employee will be exposed to and learn much information about Katy’s business, including valuable Confidential Information and Trade Secrets, to which Employee would not have access if not for Employee’s employment with Katy and which it would be unfair to disclose to others, or to use to Katy’s disadvantage.

Employee acknowledges and agrees that the restrictions contained in this Agreement are necessary and reasonable to protect Katy’s legitimate business interests in its Trade Secrets, valuable Confidential Information and relationships and goodwill with its employees and customers.

Employee acknowledges that Employee’s skills, education and training qualify Employee to work and obtain employment which does not violate this Agreement and that the restrictions in this Agreement have been crafted as narrowly as reasonably possible to protect Katy’s legitimate business interests in its Trade Secrets, valuable Confidential Information and relationships and goodwill with its employees and customers.

Employee acknowledges and agrees that if Employee did not enter into this Agreement Katy would not employ Employee. In consideration of the mutual promises and obligations in this Agreement, including but not limited to Katy agreeing to employ Employee as an at-will employee, giving Employee access to certain Katy Trade Secrets and Confidential Information, giving Employee access to valuable pre-existing customer relationships, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Katy and Employee agree as follows:

1.	Non-Solicitation of Customers

Employee agrees that during Employee’s employment with Katy and for a period of one (1) year after termination of Employee’s employment with Katy, either with or without cause upon the initiative of either Katy or Employee, Employee will not (except on behalf of Katy) solicit or attempt to solicit (either directly or by assisting others) any business from Katy’s customers or prospective customers which are actively being sought by Katy at the time of Employee’s termination for the purpose of selling, promoting or distributing any of the following plastic products: commercial waste receptacles; buckets; mop wringers; janitorial carts; home storage products; tool storage products; industrial storage drums; industrial storage pails; mops; shelving; restroom dispensers; laundry nets; hand cleaning tools; gun cases; floor sweeps; floor signs; or dust pans. This restriction shall apply only to customers and prospective customers with whom Employee had Material Contact during the last two years of Employee’s employment with Katy. For purposes of this Section 1 “Material Contact” means contact between Employee and an existing or prospective customer of Katy for the purpose of selling, promoting or distributing Katy’s products or furthering Katy’s business.

2.	Non-Solicitation of Employees

Employee agrees that during Employee’s employment with Katy and for a period of one (1) year after termination of Employee’s employment with Katy, either with or without cause upon the initiative of either Katy or Employee, Employee will not recruit, solicit or encourage to leave their employment with Katy (either directly or by assisting others) any other employee of Katy with whom Employee had Material Contact during the last two years of Employee’s employment with Katy. For purposes of this Section 2 “Material Contact” means contact for the purpose of furthering Katy’s business.

3.	Loyalty

Employee agrees that during Employee’s employment with Katy, Employee will not (either directly or by assisting others) compete with Katy or engage in any activity or pursue any interest that in any way conflicts with Katy’s interests. Employee agrees that during Employee’s employment with Katy, Employee shall devote substantially all of Employee’s time, energy and skill during regular business hours to the performance of the duties of Employee’s employment and shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of Katy. This contractual duty of loyalty to Katy does not in any way limit any common law or statutory duty of loyalty Employee owes Katy.

4.	Non-Competition.

Employee further agrees that for a period of one (1) year after termination of Employee’s employment with Katy, either with or without cause upon the initiative of either Katy or Employee, Employee shall not (either on Employee’s own behalf or on another’s behalf) perform job activities of the type Employee conducted or provided for Katy within the two years prior to Employee’s termination, for purposes of providing products or services that are competitive with products or services provided by Katy at the time of Employee’s termination. This restriction shall apply only within the territory or territories where Employee is working or providing services or over which Employee has managerial or other employment responsibilities for Katy at the time of Employee’s termination.

5.	Confidentiality

During Employee’s employment with Katy and at any time after the termination of Employee’s employment with Katy, either with or without cause upon the initiative of either Katy or Employee, Employee will not publish or disclose, use for Employee’s own benefit or the benefit of others, or divulge or convey to others, any Trade Secrets of Katy or that of third parties obtained by Employee in the course of Employee’s employment with Katy. “Trade Secret” means any and all information, knowledge or data in any form whatsoever, tangible or intangible, that is considered a trade secret under applicable law. This promise of confidentiality is in addition to, and does not limit, any common law or statutory rights of Katy to prevent disclosure, publication or use of its Trade Secrets.

Employee further agrees that during Employee’s employment with Katy and at any time after the termination of Employee’s employment with Katy, either with or without cause upon the initiative of either Katy or Employee, Employee will not publish or disclose, use for Employee’s own benefit or the benefit of others, or divulge or convey to others, any Confidential Information of Katy. “Confidential Information” means any and all Katy data and information in any form whatsoever, tangible or intangible, which: relates to the business of Katy, regardless of whether the data or information constitutes a Trade Secret; is disclosed to Employee or of which Employee became aware as a consequence of Employee’s relationship with Katy; has value to Katy; and is not generally known to Katy’s competitors. Confidential Information includes, but is not limited to, Katy’s Trade Secrets, Katy’s methods of operation, names of Katy customers, price lists, customer sales data and history, Katy’s financial information and projections, and personnel data on Katy employees. This promise of confidentiality is in addition to, and does not limit, any common law or statutory rights of Katy to prevent disclosure, publication or use of its Confidential Information.

6.	Return of Katy Information and Property

Upon termination of Employee’s employment with Katy or at any other time at Katy’s request, Employee agrees to deliver promptly to Katy all Katy information data, documents and property. Employee further agrees not to make or retain any copies of any of the foregoing and will so represent to Katy upon termination of Employee’s employment.

7.	Equitable Relief

Employee acknowledges that any breach of the provisions of this Agreement would cause Katy irreparable injury which would not reasonably or adequately be compensated by damages in an action at law. Therefore, Employee agrees that Katy shall be entitled, in addition to any other remedies it may have under this Agreement, at law or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Employee. Nothing in this Agreement shall prohibit Katy from seeking or recovering any legal or monetary damages to which it may be entitled if Employee breaches this Agreement.

8.	Severability and Modification

Employee and Katy expressly agree that the covenants and agreements contained in this Agreement are independent, separate, severable, and divisible, and in the event any portion or portions of such paragraphs are declared invalid or unenforceable, the validity of the remaining paragraphs of this Agreement will not be affected. If any provision contained herein shall for any reason be held excessively broad or unreasonable as to time, territory, activity, services or interest to be protected or otherwise unenforceable, the court is hereby empowered and requested to modify such provision by narrowing it, so as to make it reasonable and enforceable to the extent provided under applicable law.

9.	Waiver

The waiver by Katy of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee or of any of Katy’s rights under this Agreement.

10.	Entire Agreement

This Agreement contains the entire agreement between Employee and Katy with respect to the subject matters contained in the Agreement. It may not be changed orally, but only by an agreement in writing signed by a Katy officer and Employee. This Agreement supersedes any prior or contemporaneous discussions, negotiations, understandings, arrangements, or agreements between Katy and Employee with respect to the subject matters contained in this Agreement.

11.	Agreements with Any Former Employer

Employee represents and warrants that Employee is not subject to any agreement with a former employer or any business with which Employee has been associated, which prohibits Employee during any period of time from any of the following: (i) competing with, or in any way participating in a business which competes with Employee’s former employer or such business; (ii) soliciting personnel of any former employer or business to leave employment or to leave such business; or (iii) soliciting customers of any former employer or business on behalf of another business.

12.	Future Employers

Employee agrees that Katy may notify anyone employing Employee or evidencing an intention to employ Employee as to the existence and provisions of this Agreement and may provide any such person or organization a copy of this Agreement. Employee agrees that for a period of one (1) year after termination of Employee’s employment with Katy for any reason, Employee will provide Katy with the identity of any employer Employee goes to work for along with Employee’s job title and anticipated job duties with any such employer. Employee further agrees to provide a copy of this Agreement to anyone who employs Employee within one (1) year of the termination of Employee’s employment with Katy.

13.	Attorneys’ Fees and Costs

In the event Employee breaches this Agreement, Employee shall be liable to Katy for all costs of enforcement, including attorneys’ fees and court costs, in addition to all other damages and redress available to Katy in equity or in law.

14.	Binding Effect

The covenants, terms, and provisions set forth in this Agreement shall inure to the benefit of and be enforceable by Katy and its successors, assigns, and successors-in-interest, including, without limitation, any corporation, partnership, or other entity with which Katy may be merged or by which it may be acquired. Employee agrees that Katy shall have the right to assign this Agreement to its successors and assigns. Employee may not assign Employee’s rights or obligations under this Agreement to any other party.

15.	Employment At-Will Relationship

Employee and Katy agree that nothing in this Agreement alters the at-will nature of Employee’s employment relationship with Katy and that either Employee or Katy may terminate the employment relationship at any time for any reason. Employee further agrees that nothing in this Agreement limits Katy’s right to alter or modify Employee’s job title or job duties and responsibilities any time at Katy’s discretion.

16.	Choice of Law And Venue

Employee and Katy agree that this Agreement shall be governed by and construed under the laws of the State of Missouri and any disputes arising out of or related to this Agreement shall be filed and adjudicated solely in the state or federal courts of Missouri. Employee and Katy each consent to personal jurisdiction in the state of Missouri, and both Employee and Katy agree to the exclusive venue of the state and federal courts of Missouri. Employee and Katy waive and agree not to assert any defense to jurisdiction or exclusive venue in the state or federal courts in Missouri, including but not limited to defenses as to the inconvenience of the forum.

IN WITNESS WHEREOF, Katy and Employee have executed this Agreement as of the day and year signed by Employee below.

EMPLOYEE:		KATY INDUSTRIES, INC.

By:	/s/Curt A. Kroll	By:	/s/David J. Feldman
	Signature		Signature

Curt A. Kroll
	Print Name		David J. Feldman
Print Name

Date:	July 7, 2015
President & CEO
Job Title

		Date:	July 7, 2015